Exhibit 99.1

NRx Pharmaceuticals, Inc. Commences Trading on Nasdaq as NRXP, Following Merger

Between NeuroRx, Inc. and Big Rock Partners Acquisition Corp (Nasdaq:BRPA)

•	Newly formed publicly traded company NRx Pharmaceuticals, Inc. (NRx) to be traded under the ticker symbol “NRXP” on the Nasdaq Global Market

•	NRx is dedicated to its mission of “Bringing Hope to Life” through the development of innovative medicines for life-threatening, unmet medical needs

•

NRx to seek FDA Emergency Use Authorization for ZYESAMI™ (Aviptadil acetate) to treat critically-ill patients with Covid-19 respiratory failure. ZYESAMI™ is currently the subject of a global phase III trial sponsored by the U.S. National Institutes of Health

•	NRX-101 is the only investigational medicine granted U.S. Food and Drug Administration (FDA) Breakthrough Therapy Designation for treating Suicidal Bipolar Depression

RADNOR, Pa., May 25, 2021 /PRNewswire/ — Today, NeuroRx, Inc., announced it has been approved by the Nasdaq for listing on the Nasdaq Global Market, following the completion of its business combination with Big Rock Partners Acquisition Corp. (Nasdaq: BRPA). The combined entity is NRx Pharmaceuticals, Inc. and will trade on the Nasdaq Global Market as NRXP.

“Today marks a major milestone as we include public investors in our quest to bring innovative medicines to patients at immediate risk of death, who have no currently-approved medicinal therapies. We live by our credo of “Bringing Hope to Life,” said Professor Jonathan Javitt, MD, MPH, Founder, CEO and Chairman of the Board, of NRx. “We are indebted to the leaders and shareholders of BRPA who have chosen to support our mission.”

NRx Pharmaceuticals, Inc. Commences Trading on Nasdaq as NRXP

As a Nasdaq-listed company, NRx will deploy public capital to continue development of two investigational medicines: ZYESAMI™, (Aviptadil acetate) the first FDA Fast Track-designated investigational medicine, being studied in critically-ill patients with COVID-19 induced respiratory failure, and NRX-101 (a combination drug therapy of D-cycloserine and lurasidone), the first investigational medicine to receive FDA Breakthrough Therapy Designation for patients with suicidal bipolar depression. ZYESAMI™ has demonstrated a statistically significant increase in the likelihood of survival and recovery from respiratory failure in a phase 2b/3 trial (co-funded with Relief Therapeutics (SIX:RLF,OTCBB:RLFTF) of critically-ill patients with COVID-19.1,2 These advantages were previously reported in an open label trial of critically-ill patients at the Houston Methodist Hospital.3 The company expects to seek Emergency Use Authorization of ZYESAMI™ from the FDA in May 2021.

NRX-101 is based on the inventions and innovation of Prof. Daniel Javitt, MD, PHD, who first explained the impact of the brain’s NMDA receptor in schizophrenia and other psychiatric diseases. NRX-101 has demonstrated a statistically-significant advantage in maintaining remission from depression after initial treatment with ketamine in a phase 2 study.4 Currently, the only FDA-approved treatment for suicidal bipolar depression is electroshock therapy.

Both investigational medicines (ZYESAMI™ and NRX-101) are now in FDA-approved phase 3 clinical trials. The trial of ZYESAMI™ is being conducted by the National Institutes of Health (ACTIV3b/TESICO) at leading medical centers around the world.5 A second trial is being conducted on the I-SPY platform with the support of the Biomedical Advanced Research Development Authority (BARDA) of the US Department of Health and Human Services. The trial of NRX-101 is being led by investigators at Harvard/Mass General, University of Alabama Birmingham, and Baylor College of Medicine.6

Jonathan Javitt, MD, MPH leads NRx as CEO and Chairman of the Board. He is joined by directors and executives who have served in global leadership executive roles in the pharmaceutical industry for decades. The company’s directors include Dr. Sherry Glied, former Assistant Secretary at the U.S. Department of Health and Human Services, Chaim Hurvitz, former President and Director of Teva and Daniel Troy, former Chief Counsel to the U.S. FDA.

NRx has committed operating capital in excess of $120 million from cash on hand, the PIPE funding disclosed in the company’s S-4 filing, exercise of warrants by the Global Emerging Markets (GEM) Global Yield Fund, and a Share Subscription Facility (also disclosed in the S-4) provided by GEM. Additional funds may be provided by the trust fund of BRPA and through exercise of publicly-held warrants to purchase BRPA (now NRXP) shares, dependent on the individual investment decisions of trust-fund holders and warrant holders.

“NRx has dedicated itself to patients whose lives depend upon new, innovative medicines and whose needs have not been addressed by major pharmaceutical companies,” said the Honorable Sherry Glied, PhD, former Assistant Secretary for Planning and Evaluation at the U.S. Department of Health and Human Services, and member of the NRx Board of Directors. “The NRx leadership team draws upon more than 100 collective years of pharmaceutical development, science and business expertise to bring Breakthrough Therapies to the market.”

About NRx Pharmaceuticals

NRX Pharmaceuticals, Inc. (Nasdaq: NRXP) (NRx) is a patient-focused, clinical stage pharmaceutical company, drawing upon more than 100 years of collective medicine development experience. NRx creates therapies to treat diseases where no medicines currently exist.

NRx expects to seek Emergency Use Authorization from the U.S. Food and Drug Administration (FDA) to treat Critical Covid-19 in patients suffering respiratory failure in May 2021. In addition, the FDA recently granted Breakthrough Therapy Designation and a Special Protocol Agreement to develop NRX-101 in suicidal bipolar depression. NRX-101 is currently in Phase 3 trials, with data readouts expected in the first half of 2022.

Cautionary Note Regarding Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the company’s strategies, plans, objectives, and goals. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the company’s management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “would,” “seek,” “plan,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are, by their nature, subject to significant risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. These risks and uncertainties include, but are not limited to, our relatively limited operating history; our ability to expand, retain and motivate our employees and manage our growth; risks associated with general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the global outbreak of the novel coronavirus disease (COVID-19); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; changes in laws, rules or regulations relating to any aspect of the company’s business operations, or general economic, market and business conditions; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. Furthermore, there can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. The company assumes no obligation and does not intend to update or otherwise revise any forward looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As a result of these and other risks, uncertainties and assumptions, forward-looking events and circumstances discussed herein might not occur in the way that the company’s management expects, if at all. Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

Media and Investor Contact

Jack Hirschfield

Sr. Director, External Affairs, NRx

jhirschfield@nrxpharma.com

512-674-5163

[1]	Javitt, JC, Intravenous Aviptadil for Critical COVID-19 With Respiratory Failure (COVID-AIV). Identifier NCT04311697. https://clinicaltrials.gov/ct2/show/NCT04311697
[2]

Youssef, JG,Lee, R, Javitt, JC, et. Al., Increased Recovery and Survival in Patients With COVID-19 Respiratory Failure Following Treatment with Aviptadil: Report #1 of the ZYESAMI COVID-19 Research Group (April 23, 2021). Available at http://dx.doi.org/10.2139/ssrn.3830051

[3]

Youssef, JG, et al., VIP in the Treatment of Critical COVID-19 With Respiratory Failure in Patients with Severe Comorbidity: A Prospective Externally-Controlled Trial (October 25, 2020). Available at http://dx.doi.org/10.2139/ssrn.3665228

[4]

Nierenberg, A., & Javitt, J.C. (2016, Nov 28 - 2018, Dec 11). Sequential Therapy for the Treatment of Severe Bipolar Depression. (STABIL-B). Identifier NCT02974010. https://clinicaltrials.gov/ct2/show/NCT02974010

[5]	Brown, S. & Neaton, J. (2021, April 14 ). ACTIV-3b: Therapeutics for Severely Ill Inpatients With COVID-19 (TESICO). Identifier NCT04843761. https://clinicaltrials.gov/ct2/show/NCT04843761
[6]

Nierenberg, A., & Javitt, J.C. (2016, Nov 28 - 2018, Dec 11). Sequential Therapy for the Treatment of Severe Bipolar Depression. (STABIL-B). Identifier NCT02974010. https://clinicaltrials.gov/ct2/show/NCT02974010